Exhibit 10.2
TERMINATION OF CONSULTING AGREEMENT
     This TERMINATION OF CONSULTING AGREEMENT (“Agreement”) is made and entered into as of June 4, 2007 by and between Full House Resort, Inc., (“Consultant”), with a principal place of business at 4670 South Fort Apache Road, Suite 190, Las Vegas, Nevada 89147, and Hard Rock Cafe International (USA), Inc., (“Hard Rock”), with a principal place of business at 6100 Old Park Lane, Orlando, Florida 32835.
R E C I T A L S:
     A. Hard Rock and Consultant previously entered into a Consulting Agreement dated November 21, 2002 (“Consulting Agreement”) with regard services to be provided by Consultant relating to the future development of “Hard Rock Hotel & Casino” in Biloxi, Mississippi (the “Project”) that provided for certain Consulting Fees to be paid to Consultant based on a percentage of fees received by Hard Rock under the License Agreement for the Project (as more particularly described in the Consulting Agreement);
     B. In exchange for the payment of a Termination Fee (as hereinafter defined), Hard Rock and Consultant mutually desire to terminate the Consulting Agreement and to release each other from all further liabilities and obligations under such agreement, as more specifically provided in this Agreement.
     NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, the parties covenant and agree as follows:
ARTICLE I
TERMINATION
     2.1 Termination of Consulting Agreement Hard Rock and Consultant hereby agree to terminate the Consulting Agreement, effective immediately, and further agree that neither party shall have any further claim against the other whatsoever in respect of any matter or thing under said agreement or relating to the Project.
ARTICLE II
COMPENSATION
     3.1 HRC-USA shall pay Consultant an early termination fee of Two Hundred Eighty Three Thousand Five Hundred Fifty Four Dollars ($283,554.00), (“Termination Fee”), which Termination Fee shall be payable by wire transfer to an account designated by Consultant within two (2) business days of the Effective Date.

ARTICLE III
RELEASES
     4.1 Release of Hard Rock. Consultant does hereby release, remise and forever discharge Hard Rock and its affiliates, and each of their respective stockholders, members, directors, officers, employees and agents (the “Hard Rock Releasees”), from any and all accounts, agreements, claims, causes of action, controversies, covenants, damages, debts, demands, disputes, duties, liabilities, obligations, promises, settlements, or understandings, whatsoever, known or unknown, which the such parties, or any of them, now have, may have had, or may hereafter have, against the Hard Rock Releasees arising out of or relating to the Consulting Agreement or the Project.
     4.2 Release of Consultant. Hard Rock does hereby release, remise and forever discharge Consultant and its affiliates, and each of their respective stockholders, members, directors, officers, employees and agents (the “Full House Releasees”), from any and all accounts, agreements, claims, causes of action, controversies, covenants, damages, debts, demands, disputes, duties, liabilities, obligations, promises, settlements, or understandings, whatsoever, know or unknown, which the such parties, or any of them, now have, may have had, or may hereafter have, against the Full House Releasees out of or relating to the Consulting Agreement or the Project.
     4.3 Authority. Consultant and the persons executing this Agreement on behalf of Consultant represent and warrant the following:
          (i) Consultant has not assigned or transferred any of its respective rights under the Consulting Agreement; and
          (ii) Consultant and person signing on behalf of Consultant has all necessary corporate power and authority to execute, deliver and perform this Agreement on behalf of their respective corporation and all other agreements, instruments and documents to be executed and delivered by it in connection herewith and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other agreements, instruments and documents to be executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby and thereby, have been duly approved and authorized by all necessary corporate action. Consultant is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; and
          (iii) this Agreement constitutes, and will constitute, the valid and binding agreements of Consultant, enforceable in accordance with its and respective terms (subject to general equitable principles and to bankruptcy, insolvency and similar laws affecting creditors’ rights generally); and

          (iv) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation of, or result in a cancellation of, or require a consent or constitute a default under: (A) any term or provision of any party’s certificate of incorporation or by-laws (or other organic documents): (B) any judgment, decree, order, regulation or rule of any court or governmental authority applicable to Consultant; (C) any statute, law or regulation; (D) any material contract, agreement, indenture, lease, promissory note, license or other commitment to which Consultant is a party or by which it is bound.
     4.4 Authority. Hard Rock and the persons executing this Agreement on behalf of Hard Rock represent and warrant the following:
          (i) Hard Rock has not assigned or transferred any of its respective rights under the Consulting Agreement; and
          (ii) Hard Rock and person signing on behalf of Hard Rock has all necessary corporate power and authority to execute, deliver and perform this Agreement on behalf of their respective corporation and all other agreements, instruments and documents to be executed and delivered by it in connection herewith and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other agreements, instruments and documents to be executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby and thereby, have been duly approved and authorized by all necessary corporate action. Hard Rock is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; and
          (iii) this Agreement constitutes, and will constitute, the valid and binding agreements of Hard Rock, enforceable in accordance with its and respective terms (subject to general equitable principles and to bankruptcy, insolvency and similar laws affecting creditors’ rights generally); and
          (iv) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation of, or result in a cancellation of, or require a consent or constitute a default under: (A) any term or provision of any party’s certificate of incorporation or by-laws (or other organic documents): (B) any judgment, decree, order, regulation or rule of any court or governmental authority applicable to Hard Rock; (C) any statute, law or regulation; (D) any material contract, agreement, indenture, lease, promissory note, license or other commitment to which Hard Rock is a party or by which it is bound.
ARTICLE IV
GENERAL PROVISIONS
     5.1 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

     5.2 Binding Nature. This Agreement shall be binding upon and inure to the benefit of each of, and be enforceable by, the respective heirs, legal representatives, successors and assigns of each of the parties hereto.
     5.3 Construction. This Agreement is a commercial agreement between sophisticated parties which has been entered into by the parties in reliance upon the economic and legal bargains contained herein. This Agreement shall be interpreted and construed in a fair and impartial manner without regard to which party prepared the document, the relative bargaining powers of the parties or the domicile of any party.
     5.4 Headings. The various headings used in this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of this Agreement or any provision hereof.
     5.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one agreement.
     5.6 Governing Law. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of Florida, excluding any choice of law rules, which may direct the application of the laws of another jurisdiction. Consultant and Hard Rock hereby consent to the exclusive jurisdiction of the courts of Orange County, Florida.
[Signatures on Following Page]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, effective as of the date first set forth above.

HARD ROCK CAFE INTERNATIONAL (USA), INC.
By:	/s/ Thomas J. Gispanski
	Name:	Thomas J. Gispanski
	Its:	Vice-President - Finance

FULL HOUSE RESORTS, INC.
By:	/s/ Mark J. Miller
	Name:	Mark J. Miller
	Its:	Sr. V.P. & CFO